$200,000 **May 25, 2010**

Nova Energy, Inc.

PROMISSORY NOTE

FOR VALUE RECEIVED, Nova Energy, Inc., a Nevada corporation, (the "***Company***") promises to pay to JDF Capital Corp., a New York corporation (the "***Holder***," and together with the Company, the "***Parties***"), the principal sum of $200,000 together with all accrued and unpaid interest thereon as set forth below in this Promissory Note (this "***Note***").

Principal and Interest. Interest on the unpaid principal balance of this Note shall accrue at the rate of 10% per annum commencing on the date hereof, and shall be due and payable together with the principal balance hereof in a single balloon payment on or before the date that is six months from the date of this Note (the "***Maturity Date***"). Notwithstanding the provisions of this Section 1, upon the occurrence of an Event of Default (as defined in Section 6 below) this Note shall accrue interest at the rate of 12% per annum from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

- **Payment**. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address furnished to the Company for that purpose.
- **Prepayment by the Company**. The Company may, in its sole and absolute discretion, pay without penalty all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time upon ten (10) days prior written notice to the Holder.

Default. If any of the events specified below shall occur (each, an "***Event of Default***"), the Holder of this Note may, so long a such condition exists, declare the entire principal amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

Failure to Pay. The Company's failure to make any payment due and payable under the terms of this Note, and such payment shall not have been made within ten (10) days of Company's receipt of the Holder's written notice to Company of such failure to pay.

Breaches of Covenants. The Company or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note.

Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note or any of the other documents related hereto or thereto, or as an inducement to the Holder to enter into this Note or any other related documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes untrue thereafter.

Failure to Pay Debts; Voluntary Bankruptcy. If the Company fails to pay its debts generally as they become due, or if the Company files any petition, proceeding, case or action for relief

under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, "***Laws and Rules***"), or any other Law and Rule for the relief of, or related to, debtors.

Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Company, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Company or any guarantor.

Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Company's financial condition, operations or ability to pay or perform the Company's obligations under this Note.

No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York as applied to contracts entered into by New York residents within the State of New York which contracts are to be performed entirely within the State of New York.

Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; *provided, however*, that the Company shall not assign its rights hereunder in whole or in part without the express written consent of the Holder, which consent shall not be unreasonably withheld, conditioned, or delayed.

Attorneys' Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Holder shall be entitled to recover reasonable attorneys' fees directly related to such enforcement or collection actions.

Amendments and Waivers. No provision of this Note may be amended or waived except with the written consent of the Company and the Holder.

Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

Company: Nova Energy, Inc.
2520 South Third Street, Suite 206
Louisville, Kentucky 40208
Attention: James D. Tilton, Jr.

Holder: JDF Capital Corp.
14 Latourette Lane
Staten Island, NY 10314
Attention: John Fioro

With a copy to: Andrea Cataneo
Sichenzia Ross Friedman Ference, LLP

61 Broadway, 32nd Floor
New York,NY 10006

Final Note. This Note contains the complete understanding and agreement of the Company and the Holder and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

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IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

Nova Energy, Inc.

By:
Name: Jim Tilton
Title:
CORPORATE DIRECTOR